Exhibit 99.2

CONTENTS

PAGE

FINANCIAL STATEMENTS (UNAUDITED)
Consolidated Balance Sheets	1-2
Consolidated Statements of Operations	3
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity	4
Consolidated Statements of Cash Flows	5-6
Notes to Consolidated Financial Statements	7-20

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

ASSETS

($ in thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
Current assets
Cash and cash equivalents	$198	$400
Accounts receivable, net of allowances of $292 and $318 at September 30, 2013 and December 31, 2012, respectively	3,324	2,400
Due from factor, net	6,626	5,636
Inventory	19,379	16,078
Prepaid expenses and other current assets	2,484	658
Deferred income taxes	835	846

Total current assets	32,846	26,018

Property and equipment, net	726	632

Deferred financing costs, net	—	56

Goodwill	11,170	11,170

Intangible assets, net	25,316	26,356

Other assets	239	239

Total assets	$70,297	$64,471

See accompanying notes.

LIABILITIES, CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY

($ in thousands, except per share information)

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
Current liabilities
Accounts payable	$5,752	$4,557
Accrued expenses	1,684	1,177
Accrued transaction expenses	1,950	—
Current portion of notes payable	22,453	841

Total current liabilities	31,839	6,575

Deferred rent	108	108

Notes payable, net of current portion	—	21,623

Deferred income taxes	4,101	4,275

Other long-term liabilties	368	361

Total liabilities	36,416	32,942

Convertible preferred stock $.01 par value; 30,000 shares authorized, 15,120 shares issued and outstanding (liquidation value of $15,120 at September 30, 2013 and December 31, 2012 and accrued dividends of $10,253 and $8,556 at September 30, 2013 and December 31, 2012, respectively)	25,373	23,676

Stockholders’ equity
Common stock, $.01 par value; 100,000 shares authorized; 16,800 shares issued and outstanding	1	1

Additional paid in capital	16,411	13,911

Accumulated deficit	(7,904)	(6,059)

Total stockholders’ equity	8,508	7,853

Total liabilities, convertible preferred stock, and stockholders’ equity	$70,297	$64,471

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands)

	NINE MONTHS ENDING SEPTEMBER 30,
	2013	2012

Net sales	$60,058	$54,889

Cost of sales	32,218	28,491

Gross profit	27,840	26,398

Selling, general, and administrative expenses	23,363	18,838
Depreciation and amortization	1,354	1,301

Income from operations	3,123	6,259

Other expense
Interest expense	2,336	2,288
Other expense, net	435	487

Total other expense	2,771	2,775

Income before income tax	352	3,484

Income tax provision	500	1,477

Net income (loss)	$(148)	$2,007

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (UNAUDITED)

($ in thousands, except per share information)

	Convertible Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total

BALANCE, December 31, 2011	15,120	21,408	16,800	1	13,867	(6,765)	7,103

Accrued dividends on preferred stock	—	1,697	—	—	—	(1,697)	(1,697)

Stock compensation expense	—	—	—	—	28	—	28

Net income	—	—	—	—	—	2,007	2,007

BALANCE, September 30, 2012	15,120	$23,105	16,800	$1	$13,895	$(6,455)	$7,441

	Convertible Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total

BALANCE, December 30, 2012	15,120	23,676	16,800	1	13,911	(6,059)	7,853

Accrued dividends on preferred stock	—	1,697	—	—	—	(1,697)	(1,697)

Issuance and exercise of stock based compensation, including tax benefit of $1,854	—	—	—	—	1,854	—	1,854

Stock compensation expense	—	—	—	—	646	—	646

Net loss	—	—	—	—	—	(148)	(148)

BALANCE, September 30, 2013	15,120	$25,373	16,800	$1	$16,411	$(7,904)	$8,508

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

($ in thousands)

	NINE MONTHS ENDING SEPTEMBER 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(148)	$2,007
Noncash items included in net income:
Bad debt expense	70	69
Change in allowances for customer credits	(82)	47
Depreciation and amortization	1,354	1,301
Amortization of deferred financing costs	56	19
Deferred interest expense	638	922
Deferred rent	—	12
Deferred income taxes	(163)	391
Stock compensation expense	646	28
Changes in:
Accounts receivable	(994)	(923)
Accounts receivable due from factor	(1,792)	(1,293)
Inventories	(3,301)	(2,787)
Prepaid expenses and other current assets	28	(392)
Other assets	—	(17)
Accounts payable	1,195	1,260
Accrued expenses	2,833	175
Other long-term liabilties	7	361

Net cash provided by operating activities	347	1,180

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(408)	(340)

Net cash used in investing activities	(408)	(340)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(1,025)	—
(Repayments) borrowings on factor advances, net	884	(986)

Net cash (used in) financing activities	(141)	(986)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(202)	(146)

CASH AND CASH EQUIVALENTS, beginning of year	400	439

CASH AND CASH EQUIVALENTS, end of year	$198	$293

See accompanying notes.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

($ in thousands)

	NINE MONTHS ENDING SEPTEMBER 30,
	2013	2012
Cash paid during the period for:

Income taxes	$1,091	$1,055

Interest	$1,279	$1,344

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS

During the nine-months ended September 30, 2013 and 2012, the Company accrued preferred stock dividends of $1,697.

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of Business

Hudson Clothing Holdings, Inc. (“Hudson”) was organized under the laws of the State of Delaware on March 11, 2009. Hudson’s primary operating subsidiary is Hudson Clothing, LLC.

Hudson Clothing, LLC was organized under the laws of the State of California on June 30, 2005.

Hudson Clothing, LLC is principally engaged in the design, development and world-wide marketing and distribution of apparel under the “Hudson” brand name and is a wholly owned subsidiary of Hudson.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. They do not include all information and footnotes necessary for a fair presentation of Hudson’s financial position and the results of operations and cash flows in conformity with U.S. GAAP for complete financial statements. These consolidated financial statements should be read in conjunction with Hudson’s consolidated financial statements and related notes as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included in the interim period. Operating results for the interim periods ended September 30, 2013, presented herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Hudson Clothing Holdings, Inc. and its wholly owned subsidiary Hudson Clothing, LLC. All material intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Fair value of financial instruments

Hudson’s financial instruments consist of cash and cash equivalents, factor receivables, accounts receivable, accounts payable, accrued expenses and notes payable. The carrying values of the current financial instruments are considered to be representative of their fair market value, due to the short maturity of these instruments. The carrying amount of notes payable approximates fair value as they bear interest at fixed interest rates which approximate current market rates for notes with similar maturities and credit quality.

Revenue recognition

Revenues are recognized when title transfers to the customer, which is typically at the shipping point. Hudson records estimated reductions to revenue for customer programs, including discounts and allowances. Hudson also allows for returns in certain circumstances. Such returns are estimated based upon historical experience and an allowance is provided at time of sale.

Cash and cash equivalents

Hudson considers all highly liquid investments that are both readily convertible into cash and mature within ninety days from their date of purchase to be cash equivalents. Hudson includes credit card receivables in cash and cash equivalents.

Accounts receivable

Hudson carries its accounts receivable at invoiced amounts less allowances for doubtful accounts and other deductions. Hudson evaluates its ability to collect accounts receivable based on a combination of factors. In performing this evaluation, significant judgment is used, including an analysis of specific risks on a customer-by-customer basis. Based on this information, Hudson provides a reserve for the estimated amounts to be uncollectible and other deductions based on historical experience. Accounts receivable are written off in the year deemed uncollectible after all efforts to collect the accounts receivable have been unsuccessful.

Concentrations of risks

Financial instruments that potentially subject Hudson to significant concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, and amounts due from factor. Hudson does not require collateral for the majority of its trade accounts receivable. However, Hudson sells the majority of its accounts receivable to a factor on a non-recourse basis, who assumes the credit risk with respect to the collection of the accounts receivable.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Sales to two customers represented approximately 37% and 46% of total sales for the nine months ended September 30, 2013 and 2012, respectively. Amounts due from these customers are included in accounts receivable from the factor without recourse (see Note 3).

Purchases from three suppliers represented approximately 34% and 36% of total purchases for the nine months ended September 30, 2013 and 2012, respectively. At September 30, 2013 and December 31, 2012, approximately $1,943,000 and $1,772,000 was owed to those suppliers, respectively.

At September 31, 2013 and December 31, 2012 and various times throughout the periods then ended, Hudson had bank deposits in excess of federally insured amounts with a major financial institution.

Inventory

Inventory is valued at the lower of cost or market with cost determined by the first-in, first-out method. Inventory consists of raw materials, work-in-process and finished goods. Inventory reserves are recorded to reduce inventory to a new cost basis for slow moving inventory based on analysis of balances on hand by style, recent sales trends, projected future sales, and historical mark down trends. Costs capitalized in inventory include the purchase price of raw materials, contract labor and finished goods, as well as all duties and transportation costs on incoming goods.

Deferred financing costs

Deferred financing costs are amortized using the straight-line method over the term of the related agreements (5 years) and recorded as a component of interest expense in the accompanying consolidated statement of income.  Amortization of deferred financing costs included in interest expense was approximately $56,000 and $19,000 for the nine months ended September 30, 2013 and 2012, respectively.

Goodwill and intangibles assets

There were no impairments of goodwill and intangible assets during the periods presented.

Advertising costs

Advertising costs, including the costs to produce advertising, are charged to expense when the advertisement is first exhibited. These advertising costs were included in selling, general, and administrative expenses and totaled approximately $3,561,000 and $3,115,000 for the nine months ended September 30, 2013 and 2012, respectively.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Subsequent events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued.  Hudson recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.  Hudson’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued. Hudson has evaluated subsequent events through December 5, 2013, which is the date the financial statements are issued.

Note 3 - Accounts Receivable, Inventory Advances and Due from Factor

Hudson’s primary method to obtain cash necessary for operating needs has been through the sale of accounts receivable pursuant to factoring agreements and advances under inventory security agreements with its factor.

Due from factor under these agreements consist of the following (in thousands):

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
Outstanding accounts receivable
Without recourse	$14,840	$13,078
With recourse	50	20
Advances on factored accounts receivable	(7,411)	(6,527)
Advances on inventory	—	—
Allowances for customer credits	(853)	(935)

	$6,626	$5,636

These agreements give Hudson the ability to obtain cash by selling and assigning to the factor certain of its accounts receivable and to obtain advances against the value of certain inventory. The factor charges a commission on the accounts receivable factored, and interest at prime plus a negotiated rate on advances (4.25% at September 30, 2013 and 2012). Collateral for advances includes all accounts receivable, inventories located in and in-transit to the United States and certain United States trademarks. The factor’s secured interest related to the trademarks is limited to $3.5 million of liquidation amounts. As further assurances to the factor, cross guarantees were executed among Hudson and its subsidiary to guarantee the obligations. The agreement may be terminated by Hudson on April 30, 2014 or on the one year anniversary date following a change in control with 60 days written notice and may be terminated by the factor at any time with 60 days written notice (see Note 12).

As of September 30, 2013 and December 31, 2012, Hudson’s cash availability with the factor was approximately $6,779,000 and $7,132,000, respectively.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Inventories

Inventory is valued at the lower of cost or market determined by the first-in, first-out method. Inventories consisted of the following (in thousands):

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012

Finished goods	$11,518	$8,314
Raw materials on hand	5,286	4,960
Work-in-process	2,575	2,575
Raw materials in transit	—	229

	$19,379	$16,078

Note 5 - Property and Equipment

Property and equipment consist of the following (in thousands):

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012

Computer equipment and software	$1,019	$1,003
Machinery and equipment	228	253
Leasehold improvements	244	187
Furniture and fixtures	159	87

	1,650	1,530

Accumulated depreciation and amortization	(924)	(898)

	$726	$632

Depreciation and amortization expense for property and equipment was approximately $314,000 and $261,000 for the nine months ended September 30, 2013 and 2012, respectively.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization. Amortization of intangible assets with definite lives is provided for over their estimated useful lives. The life of the tradenames is indefinite. Intangible assets consisted of the following (in thousands):

SEPTEMBER 30, 2013

	Amortization Period	Gross Amount	Accumulated Amortization	Net Amount

Tradenames	Indefinite	$17,700	$—	$17,700
Customer relationships	10 Years	13,900	(6,284)	7,616
Customer backlog	2.5 Months	1,500	(1,500)	—

Total		$33,100	$(7,784)	$25,316

DECEMBER 31, 2012

	Amortization Period	Gross Amount	Accumulated Amortization	Net Amount

Tradenames	Indefinite	$17,700	$—	$17,700
Customer relationships	10 Years	13,900	(5,244)	8,656
Customer backlog	2.5 Months	1,500	(1,500)	—

Total		$33,100	$(6,744)	$26,356

Amortization expense related to the intangible assets amounted to approximately $1,040,000 for the nine months ended September 30, 2013 and 2012.

Estimated amortization expense for the next five years is as follows (in thousands) at September 30, 2013:

Years ended December 31,

2013	Remainder of the year	$350
2014		1,390
2015		1,390
2016		1,390
2017		1,390
Thereafter		1,706

Total		$7,616

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Income Taxes

The federal and state income tax provision for the nine months ended September 30, 2013 and 2012 is summarized as follows (in thousands):

	2013	2012
Current:
Federal	$278	$1,037
State	385	49

Total current	663	1,086

Deferred:
Federal	33	251
State	(196)	140

Total deferred	(163)	391

Total provision	$500	$1,477

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

The tax effects of significant items comprising Hudson’s deferred taxes were as follows (in thousands):

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
Deferred tax assets:
Unicap	$503	$384
Allowance for bad debts	116	127
Non-deductible accruals	261	486
Net operating losses	189	—
Deferred rent	43	43

Total deferred tax assets	1,112	1,040

Deferred Tax Liabilities:
Intangibles	(4,257)	(3,608)
Goodwill	—	(673)
Fixed asset basis	(76)	(68)
Other	(45)	(120)

Total deferred tax liabilities	(4,378)	(4,469)

Valuation allowance	—	—

Net deferred taxes	$(3,266)	$(3,429)

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Income Taxes (continued)

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on Hudson’s ability to generate sufficient taxable income within the carryforward period.  Based on past trends and future expectations, management believes it is more likely than not that the results from future income will generate sufficient taxable income to realize the deferred tax assets. There was no change to the valuation allowance during the nine months ended September 30, 2013 and 2012.

As of September 30, 2013, Hudson has net operating loss carry forwards of approximately $0 and $3,300,000 for federal and state tax purposes, respectively.  As of December 31, 2012, Hudson does not have net operating loss carry forwards for federal or state tax purposes.

The effective tax rate of the Hudson’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	2013	2012

Statutory rate	34.00%	35.00%
State tax	20.87	4.00
Transaction costs	85.44	—
Meals and entertainment	7.52	0.54
Other	(5.78)	2.66

Total	142.05%	42.39%

As of September 30, 2013 and December 31, 2012, Hudson’s liability for uncertain tax positions was approximately $300,000. Hudson recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. As of September 30, 2013 and December 31, 2012, Hudson has accrued interest and penalties of approximately $68,000 and $61,000, respectively.

Hudson files U.S. federal, and various state income tax returns. The tax years 2010-2012 remain open to examination for federal tax purposes and 2009-2012 for the major state tax jurisdictions.  Hudson is currently under examination by the Internal Revenue Service (“IRS”) for the 2011 tax year.  Hudson does not anticipate any significant adjustments as a result of the IRS examination.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Notes Payable

Senior notes payable

On March 22, 2010, Hudson entered into a Share Redemption Agreement with certain stockholders. Under the terms of the Share Redemption Agreement, Hudson redeemed 10,080 shares of Series A Preferred Stock in exchange for $10,080,000 in Senior Subordinated Promissory Notes (“Senior Notes”), and a Contingent Value Right (“CVR”) in the event of a liquidation event, as defined in the Senior Notes. The Senior Notes are secured by substantially all of the assets of Hudson and are subordinated to amounts due to the factor under the factor and inventory security agreements. The Senior Notes bear interest at 12% per annum, 2% of which is payable in cash on a calendar quarterly basis and 10% of which can be deferred, at Hudson’s option, and added to the principle amount of the note. The Senior Notes mature at the earliest of March 21, 2015 or upon the consummation of a qualified initial public offering or liquidation event and are subject to certain mandatory repayment requirements and financial covenants, as defined in the Senior Notes.  The Senior Notes may be prepaid on a pro-rata basis in whole or in part at any time prior to maturity.  As of September 30, 2013 and 2012, approximately $2,808,000 and $2,858,000, respectively, of interest on the Senior Notes had been deferred.  The notes are subject to certain mandatory excess cash flow payments determined on the last day of the fiscal year ending December 31. Payments are due within 5 business days following the delivery date, as defined in the Senior Notes, but no later than 120 days after year-end.

Notes payable

On March 24, 2009, Hudson executed 15% Promissory Notes (“Notes”) with its stockholders and related parties with an aggregate principle amount of $9,200,000. The Notes are subordinate to amounts due to the factor under the factor and inventory security agreements and the Senior Notes. Repayment of the Notes is subject to the payment of all accrued interest and principal of the Senior Notes. The Notes bear interest at 15% per annum, payable in cash on a quarterly basis. On March 22, 2010, in connection with the issuance of the Senior Notes, Hudson amended certain Notes with an aggregate amount of $7,280,000to reduce the interest rate from 15% to 12.5% per annum.  The Notes and any unpaid accrued interest are convertible to Series A Preferred Stock at a conversion rate of $1,000 per share at the option of the holders.

Notes payable, including accrued interest as of September 30, 2013, consist of the following (in thousands):

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012

Senior notes payable	$12,951	$13,264
Notes payable, bearing interest at 12.5% per annum	7,509	7,280
Notes payable, bearing interest at 15% per annum	1,993	1,920

Total notes payable	$22,453	$22,464

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stockholders’ Equity

Series A Preferred stock

In March 2009, Hudson issued 25,200 shares of its Series A convertible preferred stock (“Preferred Stock”) at a price of $1,000 per share. On March 22, 2010, 10,080 shares were redeemed for Senior Notes (see Note 8). Preferred stock ranks prior to all other classes of equity securities of Hudson with regards to dividends rights and rights on liquidation, dissolution and winding up and is convertible to common stock at the discretion of the Preferred stockholders, at rates defined in the stockholder agreements. Preferred stock has certain mandatory conversion features under specific conditions, upon the consummation of a qualified initial public offering or liquidation. Preferred Stock carries voting rights equal to the number of shares able to be converted to at the time. Preferred stock is entitled to accruing dividends at the rate of $150 per annum per share and is cumulative. Payment of the dividends is subject to the payment of the Senior Notes and Notes (see Note 8). At September 30, 2013 and December 31, 2012, Hudson had accrued unpaid dividends of $10,253,000 ($678.11 per share) and $8,556,000 ($568.87 per share), respectively, related to the Preferred stock.

Hudson was acquired by Joe’s Jeans, Inc., an SEC registrant, on September 30, 2013 (Note 12). Hudson adopted ASC 480-10-S99. Distinguishing Debt from Equity, which is applicable to SEC registrants. Hudson’s preferred stock includes contingent redemption features that are outside of the control of management in the event of a Deemed Liquidation Event, as defined in the Certificate of Incorporation. These liquidation features cause the Preferred Stock to be classified as mezzanine equity rather than as a component of stockholders’ equity.

Stock incentive plan

In March 2009, Hudson adopted the 2009 Omnibus Incentive Plan (“2009 Plan”). The 2009 Plan provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other equity based awards, which represent an interest in Hudson. Awards may be made for up to an aggregate of 4,666.67 shares, subject to certain adjustments as detailed in the 2009 Plan. Vesting of certain options is accelerated in the event of certain changes in control, as defined by the 2009 Plan.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2013	2012

Vesting period	5 Years	5 Years
Risk-free interest rate	0.93%	0.93%
Dividend yield rate	0%	0%
Price volatility	50.90-51.73%	53.16%
Expected forfeiture rate	0%	0%
Expected term	5-6 Years	6.5 Years

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stockholders’ Equity (continued)

The following table summarizes options granted under the 2009 Plan through September 30, 2013:

		Weighted Average
	Number of Options	Exercise Price	Remaining Contractual Term

Options outstanding at December 31, 2011	3,229	$1,000	8.17

Options granted	366	1,407
Options exercised	—	—
Options expired	(357)	1,000
Options forfeited	(476)	1,000

Options outstanding at December 31, 2012	2,762	$1,054	7.56

Options granted	1,463	$1,310
Options exercised	—	—
Options expired	(37)	1,407
Options forfeited	(329)	1,407

Options exercisable at September 30, 2013	3,859	$1,118	7.51

Share-based compensation expense of $646,000 and $28,000 were incurred for the nine months ended September 30, 2013 and 2012, respectively and are included in selling, general, and administrative expense. As of September 30, 2013, there was $0 of total unrecognized share-based compensation expense related to share-based compensation arrangements granted under the Plan as the arrangements fully vest in the event of a change in ownership.

Note 10 - Commitments and Contingencies

Distributorship agreements

Hudson has Distributorship Agreements whereby the distributors have exclusive rights to sell Hudson products in various international territories as defined in the Distributorship Agreements. The terms of these Distributorship Agreements expire at various times through December 2015 and generally contain renewal options to extend the terms an additional twelve or twenty-four months.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

Operating lease obligations

Hudson leases office and warehouse space under separate lease agreements. Rental expense under such leases was approximately $526,000 and $542,000 for the nine months ended September 30, 2013 and 2012, respectively. One such lease is with a related party under common ownership and included rental expense of $0 and $127,000 for 2013 and 2012, respectively. As of September 30, 2013, the future minimum rental payments under non-cancelable operating leases were as follows (in thousands):

Year Ending December 31,

2013	Remainder of the year	$152
2014		427
2015		320
2016		266
2017		275
Thereafter		285

		$1,725

License commitments

On December 31, 2010, Hudson entered into a Trademark License Agreement for certain perpetual rights to use international trademarks of the Hudson name in certain countries. Under the terms of the agreement, Hudson pays an annual royalty of $100,000 and a 2.5% royalty on the total annual net sales in certain countries in excess of $4,000,000. There was $76,000 and $ 85,000 of royalty expense incurred for the nine months ended September 30, 2013 and 2012, respectively.

Contingent payment to related party

In August 2010, Hudson entered into a Consultancy Agreement with a related party, which automatically extends for successive one-year periods and is terminable by either party upon 30 days written notice. In the event of a Deemed Liquidation Event, as defined by the agreement, the related party is entitled to a percentage of the Enterprise Value (as defined in the agreement) in excess of $150,000,000; however, the amount shall not be greater than $1,500,000. This agreement was terminated in conjunction with the purchase of Hudson on September 30, 2103 (Note 12).

Litigation

Hudson is involved from time to time in routine legal matters incidental to its business. In the opinion of Hudson management, resolution of such matters is not expected to have a material effect on its financial position or results of operations.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

The apparel industry is subject to laws and regulations of federal, state and local governments. As a manufacturer of consumer products, Hudson has exposure to California Proposition 65 which regulates substances officially listed by California as causing cancer, birth defects or other reproductive harm. The regulatory arm of Proposition 65 that relates to Hudson prohibits businesses from knowingly exposing individuals to listed substances without providing a clear and reasonable warning. All companies in California are subject to potential claims based on the content of their products sold. Hudson is not currently subject to litigation matters related to the proposition. While there is currently not an accrual recorded for this potential contingency, in the opinion of management, the amount of any potential loss with respect to Proposition 65 will not materially affect the financial position or results of operations of Hudson.

Note 11 - Related Party Transactions

Management services

On March 24, 2009, Hudson entered into Management Services Agreements (“Management Agreements”) with certain related parties for an initial term of ten years. Under the Management Agreements, the related parties are to provide management services to Hudson for an aggregate fee of $500,000 per annum, subject to annual adjustment for certain financial measures, and will be reimbursed for expenditures incurred in providing the services, not to exceed an aggregate of $150,000 per annum.

On March 22, 2010, in connection with the Share Redemption Agreement (see Note 8), Hudson terminated a Management Service Agreement and amended another. Under the Amended Management Service Agreement (“Management Agreement”), the related party is to provide management services to Hudson for a fee of up to $500,000 per annum, subject to annual adjustment for certain financial measures, and will be reimbursed for expenditures incurred in providing the services, not to exceed $75,000 per annum.

On January 1, 2011, Hudson amended its Management Agreement to increase the fee for services provided up to $800,000 for calendar year 2011 and $500,000 per annum thereafter. The fee is subject to annual adjustment for certain financial measures, not to exceed an additional $100,000 in fees. The related party will continue to be reimbursed for expenditures incurred in providing the services, not to exceed $75,000 per annum.

Management services expenses for the nine months ended September 30, 2013 and 2012 were approximately $389,000 and $392,000, respectively, and were included in other expense. This agreement was terminated in conjunction with the purchase of Hudson on September 30, 2103 (Note 12).

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Subsequent Events

On September 30, 2013, Joe’s Jeans Inc., a Delaware corporation (“Joe’s”), purchased all of the outstanding equity interests in Hudson for an aggregate purchase price $94,051,000, which was comprised of $65,416,000 of cash, $27,400,000 in convertible notes and $1,235,000 in promissory tax notes.  The aggregate purchase price is subject to certain working capital adjustments.

The Hudson Senior Notes, Notes Payable, and accrued dividends on Preferred Stock were assumed by Joe’s and repaid after September 30, 2013. Hudson accrued approximately $1,950,000 of transaction related expenses as of September 30, 2013.  The transaction expenses are included in selling, general, and administrative expenses for the nine month period ended September 30, 2013.

In connection with the acquisition, Hudson and Joe’s Jeans Subsidiary, Inc., entered into an amended and restated factoring agreement, a $50,000,000 revolving credit facility and a $60,000,000 term loan agreement.